UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2010

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Shareholders of Hardinge Inc. was held on May 4, 2010.   A total of 8,305,735 of the Company’s shares were present or represented by proxy at the meeting. Shareholders elected Mitchell I. Quain, Kyle H. Seymour and Richard L. Simons as Class I Directors for a three year term expiring at the 2013 Annual Meeting or when their respective successors have been duly elected and qualified. Shareholders also voted to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2010.  Those elected and the results of voting are as follows:

Class I Directors	Votes For	Votes Withheld	Broker Non-Votes

Mitchell I. Quain	3,065,038	3,584,556	1,656,141
Kyle H. Seymour	3,083,648	3,565,946	1,656,141
Richard L. Simons	3,094,162	3,555,432	1,656,141

Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010	Votes For	Votes Withheld	Abstain
	8,176,474	124,114	5,147

The two Class II Directors (with terms expiring in 2011), Daniel J. Burke and J. Philip Hunter, and the two Class III Directors (with terms expiring in 2012), Douglas A. Greenlee and John J. Perrotti, continued as directors of the Company.

No other matters were presented for a vote at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

Date:	By:	/s/ Edward J. Gaio
May 7, 2010	Edward J. Gaio
Vice President and Chief Financial Officer